Exhibit (5)

If you have any questions or need help completing this application, call the Annuity Service Center at 1-877-723-8723 from 8:00 A.M. to 6:30 P.M. Eastern time.

50 Main Street,
White Plains, NY 10606

Individual Flexible Premium Variable Annuity Application

Contract Owner:	Joint Owner (Spouse only) *Not applicable if this is a Qualified Annuity Contract

Full Legal Name	Full Legal Name

Street Address (no P.O. Box please)	Street Address

Street Address (continued)	Street Address (continued)

City, State Zip	City, State Zip

Email Address	Email Address

Phone – daytime	Phone – daytime

Phone – evening	Phone – evening

Social Security # or Tax ID	Social Security # or Tax ID

Date of Birth	Date of Birth

Annuitant: ❑ Annuitant is the same as Owner.	Contingent Annuitant: ❑ Contingent Annuitant is the same as Joint Owner *Not applicable if this is a Qualified Annuity Contract

Full Legal Name	Full Legal Name

Street Address	Street Address

City, State Zip	City, State Zip

Sex ❑ Male ❑ Female	Sex ❑ Male ❑ Female

Email Address	Email Address

Phone	Phone

Social Security # or Tax ID	Social Security # or Tax ID

Date of Birth	Date of Birth

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Beneficiary

If you need additional space, please use a separate sheet.

If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

Contingent Beneficiary

If you need additional space, please use a separate sheet.

The naming of a Contingent Beneficiary is optional.

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

Type of Annuity and Purchaser:

❑ Qualified	❑ Non-Qualified

❑ Traditional IRA

Source of Funds:

Minimum initial contribution: $10,000.

Subsequent minimum contributions: $500; $100 if paid through an Automatic Bank Draft.

Qualified:

❑    Transfer all or a portion of funds from my existing IRA annuity or other qualified plan. (Complete IRA Rollover/Transfer Form.)

❑    Check is attached for a new IRA for tax year(s):                             .

Non-Qualified:

❑  Transfer all or a portion of funds from my existing annuity or life insurance policy. (Additional forms are required.)

❑  Transfer $                         from my brokerage account number                                                              .

❑  Check is attached.

Death Benefit Options:

Select one: (Death Benefit Option 1 will apply unless Option 2 is chosen).	Mortality & Expense Charge

❑ Death Benefit Option 1 – Return of Account Value	.25%
❑ Death Benefit Option 2 – Guaranteed Minimum Death Benefit*	.45%

*Death Benefit Option 2 is not available to any Owner, Annuitant, or Contingent Annuitant over age 80.

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Sub-Accounts        Initial premium will be allocated to the Sub-Accounts specified below subject to the Right to

Examine provisions on the front cover of your Contract. Your allocation of premium to an Income Sleeve Sub-

Account signifies your election of the GLWB.

%	Alger Small Cap Growth S	%	Maxim Lifetime 2015 II T
%	American Century VP Inflation Prot II	%	Maxim Lifetime 2025 II T
%	American Century VP Mid Cap Value II	%	Maxim Lifetime 2035 II T
%	Columbia VP Small Cap Value 2%		Maxim Lifetime 2045 II T
%	Delaware VIP Emerging Markets Svc	%	Maxim Lifetime 2055 II T
%	Delaware VIP Small Cap Value Series Svc	%	Maxim Loomis Sayles Bond
%	Delaware VIP REIT Series Svc	%	Maxim Loomis Sayles SmallCap Value
%	Dreyfus IP Technology Growth Svc	%	Maxim MFS International Growth Portfolio
%	Dreyfus VIF Appreciation Svc	%	Maxim Moderate Profile I
%	Dreyfus VIF International Value Svc	%	Maxim Moderately Aggressive Profile I
%	DWS Capital Growth VIP B	%	Maxim Moderately Conservative Profile I
%	DWS Dreman Small Mid Cap Value VIP B	%	Maxim Money Market Port
%	DWS Global Small Cap Growth VIP B	%	Maxim Putnam High Yield Bond
%	DWS Large Cap Value VIP B	%	Maxim S&P 500 Index Portfolio
%	Invesco Van Kampen VI Gr and Inc Ses II	%	Maxim S&P Midcap 400® Index
%	Invesco VI Core Equity II	%	Maxim Short Duration Bond
%	Invesco VI Global Real Estate II	%	Maxim Stock Index
%	Invesco VI International Growth II	%	Maxim T. Rowe Price MidCap Growth
%	Invesco VI Small Cap Equity II	%	Maxim Templeton Global Bond
%	Janus Aspen Balanced Svc	%	Maxim US Government Mort Secs
%	Janus Aspen Flexible Bond Svc	%	Neuberger Berman AMT Socially Responsive S
%	Janus Aspen Overseas Svc	%	PIMCO VIT Commodity Real Ret Strat Adv
%	Janus Aspen Perkins Mid Cap Value Svc	%	PIMCO VIT Low Duration Adv
%	Lazard Retirement US Sm-Mid Cap Eq Ser	%	PIMCO VIT Real Return Adv
%	Maxim Aggressive Profile I	%	PIMCO VIT Total Return Adv
%	Maxim Ariel Midcap Value	%	Putnam VT American Government Inc IB
%	Maxim Bond Index	%	Putnam VT Capital Opportunities IB
%	Maxim Conservative Profile I	%	Putnam VT International Growth IB
%	Maxim Federated Bond Portfolio	%	Putnam VT Voyager IB
%	Maxim Index 600 Portfolio	%	T. Rowe Price Health Sciences Port II
%	Maxim International Index Initial	%	UIF Mid Cap Growth II
%	Maxim Invesco ADR	%	Van Eck VIP Tr Global Hard Assets S

Income Sleeve Sub-Account (Upon allocation to any of the below Sub-Accounts, you are electing the Rider)

%	Maxim Secure FoundationSM Balanced Portfolio (Class L)[1]
Total Investment Sleeve and Income Sleeve Allocation must equal 100%

You may change your allocations online or by calling the Annuity Service Center at 1-877-723-8723 from 8:00 am-6:30 pm ET.

1 I acknowledge that upon an allocation to an Income Sleeve Sub-Account, a Guarantee Benefit Fee applies.

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Replacement	Do you have any life insurance or annuity contracts in force? ❑ YES ❑ NO

Will any existing annuity or insurance contract, including any First Great-West Life & Annuity Insurance Company contracts, be replaced, modified, or any value of any annuity or insurance contract be used to purchase the proposed Contract? (State law requires that you provide this information when you replace any life insurance policy or annuity contract with another.)

	❑ YES, this Contract would replace the life insurance policy or annuity listed below.	❑ NO, this Contract would not replace another life insurance policy or annuity.
Annuitant/Insured on Existing Policy

	Agent Signature	Existing Company

	Policy No.	Approximate Amount $

Note: Carefully consider whether a replacement is in your best interest by making a comparison of your existing contract and the proposed one. We encourage you to contact your current insurance company to determine if there are any charges or penalties that will be assessed upon replacement.

Annuitization

Unless otherwise indicated, annuity payments will begin on the Annuitant’s 90th birthday. You may choose when you would like to annuitize but the date cannot be earlier than 13 months after the date of the contract. Note: This date can be changed at any time up to 30 days before the start of annuity payments.

I would like annuity payments to begin (month/year)

Signatures

I understand that I am applying for a Flexible Premium Variable Annuity, Contract Form J555NY, issued by First
Great-West Life & Annuity Insurance Company. I understand that this application will form part of the annuity contract with First Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.

I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

I hereby direct that my instructions to the Annuity Service Center and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The Annuity Service Center will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, First Great-West Life & Annuity Insurance Company will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here
	Signature of Contract Owner	Date	Signature of Joint Contract Owner	Date

	Full Name of Contract Owner		Full Name of Joint Contract Owner

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For Agent Use Only	Does the applicant have existing life insurance policies or annuity contracts?		❑ Yes ❑ No

	Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?		❑ Yes ❑ No

Do you believe the contract is suitable for the retirement and insurance needs of the applicant? ❑ Yes ❑ No ❑ Information not provided by the applicant

	Agent Signature	Date

Annuity contracts are issued by:

First Great-West Life & Annuity Insurance Company

50 Main Street, 10th Floor, White Plains, NY 10606.

For Internal Use Only:

Rep Code	Source Code	Lead Source	Date

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